Exhibit 10.11

PROMISSORY NOTE

$561,517.27	Date: January 01, 2003

For value received, the undersigned Video Without Boundaries, Inc. (the “Borrower"), at 1975 E. Sunrise Blvd. 5th F1oor,  Ft. Lauderdale, Florida 33304, promises to pay to the order of David Aubel, (the “Lender"), at 1802-102 N. University Dr. #289, Plantation, Florida 33322, (or at such other place as the Lender may designate in writing) the sum of $561,517.27 with interest from January 01, 2001, on the unpaid principal at the rate of 8.00% per annum.

The unpaid principal and accrued interest shall be payable in full on any future date on which the Lender demands repayment (the "Due Date").

All payments on this Note shall be applied first in payment of accrued interest and any remainder in payment of principal.

The Borrower reserves the right to prepay this Note (in whole or in part) prior to the Due Date with no prepayment penalty.

If any payment obligation under this Note is not paid when due, the Borrower promises to pay all costs of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process.

This Note is secured by a UCC-l Filing on all Tangible Assets and an option by creditor to convert debt into Rule 144 common stock as per Exhibit “A” attached to this note, dated May 23,2001. The Lender is not required to rely on the above security instrument and the assets secured therein for the payment of this Note in the case of default, but may proceed directly against the Borrower.

If any of the following events of default occur, this Note and any other obligations of the Borrower to the Lender, shall become due immediately, without demand or notice:

1) the fai1ure of the Borrower to pay the principal and any accrued interest in fun on or before the Due Date;

2) the death of the Borrower or Lender;

3) the filing of bankruptcy proceedings involving the Borrower as a debtor;

4) the application for the appointment of a receiver for the Borrower;

5) the making of a general assignment for the benefit of the Borrower's creditors;

6) the insolvency of the Borrower;

7) a misrepresentation by the Borrower 10 the Lender for the purpose of obtaining or extending credit.

In addition. the Borrower shall be in default if there is a sale, transfer, assignment, or any other disposition of any assets pledged as security for the payment of this Note, or if there is a default in any security agreement which secures this Note.

If anyone or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

All payments of principal and interest on this Note shall be paid in the legal currency of the United States. The Borrower waives presentment for payment, protest, and notice of protest and nonpayment of this Note.

No renewal or extension of this Note, delay in enforcing any right of the Lender under this Note, or assignment by Lender of this Note shall affect the liability or the obligations of the Borrower. All rights of the Lender under this Note are cumulative and may be exercised concurrently or consecutively at the Lender's option.

This Note shall be construed in accordance with the laws of the State of Florida.

Signed this 1st day of January, 2003, at 1975 E. Sunrise Blvd, 5th Floor, Fort Lauderdale, FL 33304.

 Borrower:

Video Without Boundaries, Inc.

By: /s/ V. Jeffrey Harrell

V. Jeffrey Harrell

EXHIBIT "A" TO PROMISSORY NOTE

The Debtor hereby grants to the Secured Party the option to convert any debt amount to ValuSales.com, Inc. Rule 144 common stock of at $.01 per share as approved by the Board of Directors on January 5, 2000. This debt conversion and subsequent stock issuance is covered by the following Anti Dilution Provisions.

Anti-Dilution Provisions. The number and kind of securities purchasable upon the conversion of this Debenture shall be subject to adjustment from time to time as follows:

In case the Corporation shall (i) pay a dividend or make a distribution on the outstanding common shares payable in common shares, (ii) subdivide the outstanding common shares into a greater number of shares, (iii) combine the outstanding common shares into a lesser number of shares, the Creditor shall thereafter be entitled to receive the number and kind of shares @ $.01 per share at the time of the debt conversion, which, if the Debt had been converted immediately prior to the happening of such event, the Creditor would have owned upon such conversion and been entitled to receive upon such dividend, distribution, subdivision, combination, or reclassification. Such adjustment shall become effective on the day next following (x) the record date of such dividend or distribution or (y) the day upon which such subdivision, combination, or reclassification shall become effective.

In case the Corporation shall consolidate or merge into or with another corporation,  or in case the Corporation shall sell or convey to any other person or persons all or substantially all the property of the Corporation, the Creditor shall thereafter be entitled, upon conversion, to receive the kind and amount of shares, other securities, cash and property receivable upon such consolidation, merger, sale or conveyance by a holder of the number of common shares which might have been received upon conversion of the Debt immediately prior to such consolidation, merger, sale or conveyance, and shall have no other conversion rights. If any such event, effective provision shall be made, in the certificate or articles of incorporation of the resulting or surviving corporation, in any contracts of sale and conveyance, or otherwise so that, so far as appropriate and as nearly as reasonably may be, the provisions set forth herein for the protection of the rights of the Creditor shall thereafter be made applicable.

If at any time the Corporation is required to issue shares of its common shares in excess of the number of common shares then authorized, both the Corporation and the Creditor shall cooperate in taking any and all steps necessary to increase the number of authorized common shares of the Corporation to effectuate the purposes of this.

Irrespective of any adjustments in the number or kind of shares to be received upon conversion of this Debt, the form of Debt conversions theretofore or thereafter issued may continue to express the number and kind of shares as are stated in this Debt conversion.

EXECUTION

"Debtor" ValuSales.com" Inc. By: /s/ V. Jeffrey Harrell V. Jeffrey Harrell	“Secured Party” David Aubel By: /s/ David Aubel David Aubel